                                                                      EXHIBIT 12
                   THE CINCINNATI GAS & ELECTRIC COMPANY
                          AND SUBSIDIARY COMPANIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                            YEAR ENDED DECEMBER 31
                                -----------------------------------------------
                                   1993       1992     1991     1990     1989
                                   ----       ----     ----     ----     ----
                                (UNAUDITED)
                                            (THOUSANDS, EXCEPT RATIOS)
Earnings Available
  Income Before Interest
   Charges....................   $147,183   $360,693 $353,789 $341,258 $339,672
  Allowance for borrowed funds
   used during construction--
   credit.....................      3,586      7,617   23,534   42,256   34,119
  Income taxes................     87,480     68,633   49,095   46,110   62,174
  Rents(a)....................      6,179      6,345    6,021    3,934    3,031
                                 --------   -------- -------- -------- --------
   Total Available..........     $244,428   $443,288 $432,439 $433,558 $438,996
                                 ========   ======== ======== ======== ========
Fixed Charges
  Interest Charges............   $159,493   $166,049 $170,327 $148,778 $134,098
  Rents(a)....................      6,179      6,345    6,021    3,934    3,031
                                 --------   -------- -------- -------- --------
   Total Fixed Charges......     $165,672   $172,394 $176,348 $152,712 $137,129
                                 ========   ======== ======== ======== ========
  Ratio of Earnings to Fixed         1.48       2.57     2.45     2.84     3.20
   Charges....................   ========   ======== ======== ======== ========

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(a)  Estimated interest component of rentals ( 1/3 of rentals was used where no readily defined interest element could be determined).